SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

Washington Federal, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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425 PIKE STREET

SEATTLE, WASHINGTON 98101-2334

(206) 624-7930

December 15, 2006

Dear Stockholder:

You are invited to attend our Annual Meeting of Stockholders to be held on Thursday, January 25, 2007 at 2:00 p.m. Pacific Time, at the Seattle Westin Hotel, 1900 Fifth Avenue, Seattle, Washington.

We hope you can attend this meeting in person, but whether or not you plan to attend, it would be very helpful if you would sign the enclosed proxy card and return it in the envelope provided. Please do this immediately so we can save your company the time and expense of contacting you again. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting in person if you attend the meeting, but will assure that your vote will be counted if you are unable to attend.

If you have any questions, please do not hesitate to contact us.

Sincerely,

Roy M. Whitehead

Chairman, President and

Chief Executive Officer

425 PIKE STREET

SEATTLE, WASHINGTON 98101-2334

(206) 624-7930

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JANUARY 25, 2007

NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of Washington Federal, Inc. (“Washington Federal”) will be held at the Seattle Westin Hotel, 1900 Fifth Avenue, Seattle, Washington, on Thursday, January 25, 2007, at 2:00 p.m., Pacific Time, for the following purposes:

1. To elect three directors for a three-year term and until their successors are elected and qualified;

2. To ratify the appointment of Deloitte & Touche LLP as Washington Federal’s independent registered public accountants for fiscal 2007; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors of Washington Federal has fixed November 24, 2006 as the Record Date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.

By Order of the Board of Directors

Edwin C. Hedlund

Executive Vice President and

Secretary

December 15, 2006

Seattle, Washington

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THIS MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

WASHINGTON FEDERAL, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

January 25, 2007

This Proxy Statement is furnished to the holders of the common stock, $1.00 par value per share (“Common Stock”), of Washington Federal, Inc. (“Washington Federal” or the “Company”), the parent holding company for Washington Federal Savings, a federally-chartered savings association, in connection with the solicitation of proxies by the Board of Directors of the Company, to be used at the Annual Meeting of Stockholders to be held at the Seattle Westin Hotel, 1900 Fifth Avenue, Seattle, Washington, on Thursday, January 25, 2007, at 2:00 p.m., and at any adjournment thereof (the “Annual Meeting”), for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about December 15, 2006.

The proxy solicited hereby, if properly signed and returned and not revoked prior to its use, will be voted in accordance with the instructions given thereon. If no instructions are so specified, the proxy will be voted for the persons nominated to be directors by the Board of Directors, for the ratification of the appointment of Deloitte & Touche LLP as independent registered public accountants for fiscal 2007 and, upon the transaction of such other business as may properly come before the Annual Meeting, in accordance with the best judgment of the persons appointed as proxies. Other than the matters listed on the attached Notice of Annual Meeting of Stockholders, the Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting.

Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by: (i) filing written notice thereof with the Secretary of Washington Federal (Edwin C. Hedlund, Washington Federal, Inc., 425 Pike Street, Seattle, Washington 98101); (ii) submitting a duly executed proxy bearing a later date; or (iii) appearing at the meeting and notifying the Secretary of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities

Only stockholders of record at the close of business on November 24, 2006 (the “Voting Record Date”) will be entitled to vote at the Annual Meeting. On the

Voting Record Date, 87,379,914 shares of Common Stock were issued and out standing and the Company had no other class of equity securities issued and outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on matters other than the election of directors, for which cumulative voting is permitted, as discussed below under “Information with Respect to Nominees for Director, Directors Whose Terms Continue and Executive Officers.” A majority of the votes entitled to be cast by stockholders on a matter represented in person or by proxy is necessary to constitute a quorum.

Vote Required

The election of the Company’s directors requires a plurality of the votes represented in person or by proxy at the Annual Meeting. The proposal to ratify the appointment of Deloitte & Touche LLP as independent registered public accountants and any other business that properly may come before the Annual Meeting require that the votes cast in favor of such proposals exceed the votes cast against such proposals.

Effect of an Abstention and Broker Non-Votes

A stockholder who abstains from voting on any or all proposals and broker non-votes will be included in the number of stockholders present at the Annual Meeting for the purpose of determining the presence of a quorum. Abstentions will not be counted either in favor of or against the election of the nominees or any other proposal. Consequently, abstentions will have no affect on the vote required to approve the nominees for director or the other proposals being considered at the Annual Meeting.

Under rules applicable to broker-dealers, banks, brokers and other nominees may vote shares held by them for a customer on matters that are determined to be routine, even though the bank, broker or other nominee has not received instructions from the customer. The proposals to elect directors and ratify the appointment of the independent registered public accountants are considered “discretionary” items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Consequently, there will be no broker non-votes.

Principal Holders of Voting Securities

The following table sets forth information as of October 1, 2006 with respect to: (i) any person or entity known by Washington Federal to be the beneficial owner of 5% or more of the issued and outstanding Common Stock; and (ii) ownership of the Common Stock by all directors and executive officers of Washington Federal as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Barclays Global Investors	4,692,473	(2)	5.37%
54 Lombard Street London, England
All directors and executive officers as a group (15 persons)	1,152,543	(3)	1.32	%(4)

(1)	Pursuant to rules promulgated by the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended (“Exchange Act”), a person is considered to beneficially own shares of Common Stock if he or she has or shares: (i) voting power, which includes the power to vote, or direct the voting of the shares; or (ii) investment power, which includes the power to dispose or direct the disposition of the shares.
(2)	Barclays Global Investors has sole power to vote 4,692,473 shares and sole power to dispose of 4,199,635 shares.
(3)	Includes ownership of options to purchase Common Stock that may be exercised by all executive officers as a group prior to December 31, 2006 aggregating 261,638 shares. Includes 246,999 shares owned by Mr. Pinkerton and 44,421 shares owned by Mr. Harris, both of whom are current directors not standing for re-election. Also includes an aggregate of 57,189 shares held by the Washington Federal Savings Profit Sharing Retirement and Employee Stock Ownership Plan (the “Retirement Plan”) for the benefit of executive officers of Washington Federal. Directors, unless current or former employees of Washington Federal, do not participate in the Retirement Plan. The Retirement Plan is a qualified, defined contribution profit sharing and employee stock ownership plan maintained for all eligible employees of Washington Federal that invests primarily in certificates of deposit and similar instruments issued by Washington Federal Savings and other financial institutions. As an alternative to the aforementioned investments, employees have the option of directing 401(k) contributions and earnings thereon to a variety of mutual funds. The shares of Common Stock of Washington Federal held by the Retirement Plan are voted by the trustees of such plan as directed by the plan participants, but the disposition of such shares can be directed only by the employee to whose account the shares are allocated. The trustees of the Retirement Plan are Linda Brower, Mike Bush and Robert Zirk, all of whom are employees of Washington Federal Savings.
(4)	The percentage of outstanding shares of Common Stock is based on the 87,338,824 shares of Common Stock issued and outstanding on October 1, 2006, plus options to purchase 261,638 shares of Common Stock that are exercisable by current and former executive officers as a group prior to December 31, 2006.

INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR, DIRECTORS WHOSE TERMS CONTINUE AND EXECUTIVE OFFICERS

General

The Restated Articles of Incorporation of Washington Federal provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible, and that the members of each class shall be elected for terms of three years and until their successors are elected and qualified, with one of the three classes of directors to be elected each year. The number of directors currently authorized by Washington Federal’s Bylaws is eleven.

Pursuant to Washington Federal’s Restated Articles of Incorporation, at each election of directors every stockholder entitled to vote has the right to vote, in person or by proxy, the number of shares owned by him or her for as many persons as there are directors to be elected, or to cumulate his or her votes by giving one candidate as many votes as the number of such directors to be elected multiplied by the number of his or her shares shall equal, or by distributing such votes on the same principle among any number of candidates. In the event that cumulative voting is in effect, it is the intention of the persons named in the accompanying proxy to vote cumulatively for the election as directors the nominees listed in the table that follows.

At the Annual Meeting, stockholders of Washington Federal will be asked to elect three directors of Washington Federal for a three-year term and until their successors are elected and qualified. The three nominees for election as directors to a three-year term are Derek L. Chinn, Thomas J. Kelley and Barbara L. Smith. Ms. Smith was appointed as a member of the Board in April of 2006, to join the class of directors with terms expiring in 2007. All nominees were selected by the Nominating Committee of the Board of Directors and currently serve as directors of Washington Federal. Messrs. Pinkerton and Harris currently serve as directors of Washington Federal and whose terms expire in 2007 have elected not to stand for re-election to the Board of Directors due to retirements. Consequently, the number of directors authorized will decrease from 11 to 9. There are no arrangements or understandings between the persons named and any other person pursuant to which such person was selected as a nominee for election as a director at the Annual Meeting, and no director or nominee for director is related to any other director or executive officer of Washington Federal by blood, marriage or adoption.

If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by the Board of Directors of Washington Federal. Alternatively, under such circumstances, the Board of Directors of Washington Federal may reduce the number of directors of Washington Federal. Washington Federal knows of no reason why any of the nominees may not be able to serve as director if elected.

Information with Respect to Nominees for Director and Continuing Directors

The following tables set forth information relating to continuing directors of Washington Federal and the nominees for election as directors.

Nominees for Three-Year Term Expiring In 2010

Name	Age	Positions with Washington Federal and Principal Occupation During Past Five Years	Director Since	Common Stock Owned Directly or Indirectly as of October 1, 2006(1)(2)
				No.	Percentage
Derek L. Chinn	58	Director; retired since September 2003, former Chairman, President and Chief Executive Officer of United Savings and Loan Bank, 2001 — 2003.	2003	241,277	0.28%
Thomas J. Kelley	58	Director; Faculty at Albers School of Business, Seattle University since September 2002. Former Moscow Office Managing Partner and Country Managing Partner — Audit and Business Advisory Services at ZAO Arthur Andersen, Moscow, Russia from 1997 to 2002.	2005	5,380	0.01%
Barbara L. Smith	57	Director; Owner Barbara Smith Consulting.	2006	1,000	0.00%

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

THE NOMINEES BE ELECTED AS DIRECTORS.

Directors with Terms Expiring In 2008

Name	Age	Positions with Washington Federal and Principal Occupation During Past Five Years	Director Since	Common Stock Owned Directly or Indirectly as of October 1, 2006(1)(2)
				No.		Percentage
Anna C. Johnson	55	Director; Senior Partner of Scan East West Travel, a travel agency.	1995	7,559		0.01%
Thomas F. Kenney	55	Director; Vice President of Finance and Principal Financial Officer of Haggen, Inc., a retail grocer.	2003	7,742		0.01%
Charles R. Richmond	67	Director; Director of Real Estate of Washington Federal since December 2000, former Executive Vice President and Secretary of Washington Federal.	1995	66,552	(4)	0.08%

Directors with Terms Expiring In 2009

Name	Age	Positions with Washington Federal and Principal Occupation During Past Five Years	Director Since	Common Stock Owned Directly or Indirectly as of October 1, 2006(1)(2)
				No.		Percentage
John F. Clearman	69	Director; retired, former Chief Financial Officer of Milliman USA Inc.; former President and Chief Executive Officer of N.C. Machinery Co.; Director of Esterline Corporation.	1996	15,640		0.02%
H. Dennis Halvorson	67	Director; retired, former President and Chief Executive Officer of United Bank, a Savings Bank.	1996	23,246		0.03%
Roy M. Whitehead	54	Chairman, President and Chief Executive Officer of Washington Federal.	1999	213,149	(3)	0.24%

(1)	Pursuant to rules promulgated by the SEC under the Exchange Act, a person is considered to beneficially own shares of Common Stock if he or she has or shares: (i) voting power, which includes the power to vote or direct the voting of the shares; or (ii) investment power, which includes the power to dispose or direct the disposition of the shares.
(2)	Based on information furnished by the respective directors. The percentage of outstanding shares of Common Stock is based on the 87,338,824 shares of Common Stock issued and outstanding on October 1, 2006, plus options to purchase shares of Common Stock that are exercisable by a director prior to December 31, 2006.
(3)	Mr. Whitehead’s ownership includes 13,286 shares of unvested restricted Common Stock, options to purchase 108,727 shares of Common Stock exercisable prior to December 31, 2006, and 17,738 shares of Common Stock which are held pursuant to the Retirement Plan.
(4)	Mr. Richmond’s ownership includes options to purchase 6,812 shares of Common Stock exercisable prior to December 31, 2006.

Certain Executive Officers Who are Not Directors

The following table sets forth information concerning the current executive officers of Washington Federal who are not directors and who are listed in the Summary Compensation Table under “Executive Compensation” below.

Name	Age	Positions with Washington Federal and Principal Occupation During Past Five Years	Common Stock Owned Directly or Indirectly as of October 1, 2006(1)(2)
			No.		Percentage
Brent J. Beardall	35	Senior Vice President and Chief Financial Officer since October 2003; Vice President Finance and Controller from October 2002 to October 2003; and Controller from February 2001 until October 2002.	41,474	(3)	0.05%
Linda S. Brower	53	Executive Vice President since October 2003; Senior Vice President from January 2003 to October 2003. Former Executive Vice President US Bank from August 1998 until November 2002.	34,550	(4)	0.04%
Edwin C. Hedlund	50	Executive Vice President since July 1999, Secretary since February 2001.	123,504	(5)	0.14%
Jack B. Jacobson	56	Executive Vice President and Chief Lending Officer since October 2001.	80,050	(6)	0.09%

(1)	Pursuant to rules promulgated by the SEC under the Exchange Act, a person is considered to beneficially own shares of Common Stock if he or she has or shares: (i) voting power, which includes the power to vote or direct the voting of the shares; or (ii) investment power, which includes the power to dispose or direct the disposition of the shares.
(2)	Based on information furnished by the respective officers. The percentage of outstanding shares of Common Stock is based upon the 87,338,824 shares of Common Stock issued and outstanding on October 1, 2006, plus options to purchase shares of Common Stock that are exercisable by an executive officer prior to December 31, 2006.
(3)	Mr. Beardall’s ownership includes 9,886 shares of unvested restricted Common Stock, options to purchase 24,848 shares of Common Stock exercisable prior to December 31, 2006 and 3,187 shares of Common Stock held in the Retirement Plan.
(4)	Ms. Brower’s ownership includes 9,886 shares of unvested restricted Common Stock, options to purchase 16,431 shares of Common Stock exercisable prior to December 31, 2006 and 2,884 shares of Common Stock held in the Retirement Plan.
(5)	Mr. Hedlund’s ownership includes 6,643 shares of unvested restricted Common Stock, options to purchase 62,961 shares of Common Stock exercisable prior to December 31, 2006 and 20,943 shares of Common Stock held in the Retirement Plan.
(6)	Mr. Jacobson’s ownership includes 6,643 shares of unvested restricted Common Stock, options to purchase 41,859 shares of Common Stock exercisable prior to December 31, 2006 and 12,437 shares of Common Stock held in the Retirement Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, Washington Federal’s directors and executive officers and any persons holding 10% or more of the outstanding Common Stock must report their ownership of Washington Federal’s securities and any changes in that ownership to the SEC by specific dates. Washington Federal believes that during the fiscal year ended September 30, 2006 all of these filing requirements were satisfied by its directors and executive officers. In making the foregoing statement, Washington Federal has relied in part on representations of its directors and executive officers and copies of the reports that they have filed with the SEC.

The Board of Directors and Its Committees

The Board of Directors of Washington Federal held a total of ten meetings during the last fiscal year. No incumbent director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors held during his or her tenure in office during the last fiscal year or the total number of all meetings held by all committees of the Board of Directors on which he or she served during such year. Washington Federal paid its directors a $1,200 monthly retainer plus $1,100 for each meeting attended during the calendar year. The chairman of the Audit Committee is paid an additional $200 per month. Messrs. Hanson, Mersereau and Reed, former directors who currently serve as directors emeriti, also receive the $1,200 monthly retainer. Directors were paid $500 (committee chairmen were paid $900) for each committee meeting attended during the last year, other than short meetings held in conjunction with regularly scheduled board meetings. Although Washington Federal does not have a formal policy regarding attendance by directors at annual meetings of stockholders, directors are expected to attend such meetings. All directors of Washington Federal attended last year’s annual meeting of stockholders.

The Board of Directors has established various committees, including an Executive Committee, an Audit Committee, a Nominating Committee and a Personnel and Stock Compensation Committee. The Board of Directors has affirmatively determined that a majority of the Washington Federal directors are independent. The current independent directors are Mr. Halvorson, Lead Independent Director, Ms. Johnson, Ms. Smith and Messrs. Chinn, Clearman, Harris, Kelley and Kenney. The independent directors held two regularly scheduled meetings during the past fiscal year. The Board of Directors also has affirmatively determined that each member of the Audit Committee, Personnel and Stock Compensation Committee and the Nominating Committee of the Board of Directors is independent within the meaning of applicable laws and regulations and the listing requirements of the Nasdaq Stock Market, Inc.

The Board of Directors selects certain members to serve on its Executive Committee. The present Executive Committee consists of Messrs. Whitehead, Chairman, Clearman, Halvorson and Richmond. The Executive Committee is authorized to exercise all the authority of the Board of Directors in the management of Washington Federal between board meetings unless otherwise provided by the Bylaws of Washington Federal. The Executive Committee did not meet during the last fiscal year.

The Board of Directors has a standing Audit Committee with a written charter. A copy of the Audit Committee’s written charter is attached as Appendix A. The Audit Committee consists of Messrs. Clearman, Chairman, Kelley and Kenney. The Board has determined that Mr. Clearman is an “audit committee financial expert”, as defined by SEC regulation. The Audit Committee met on four occasions during the last fiscal year. The Audit Committee’s primary responsibilities include review of all financial reports, oversight of the internal audit function, appointment of independent auditors, pre-approval of all services performed by the independent registered public accountants and review of all related party transactions.

The Board of Directors has a standing Personnel and Stock Compensation Committee (the “Committee”). The Committee consists of Messrs. Halvorson , Chairman, Chinn, Ms. Johnson and Ms. Smith. No member of the Committee has served as an officer or an employee of Washington Federal or Washington Federal Savings during the past five years. The Committee studies personnel and compensation recommendations made by the Chief Executive Officer and makes recommendations to the Board of Directors. Further, the Committee is authorized to act under Washington Federal’s stock benefit plans to grant stock options and restricted shares. The Committee met twice during the last fiscal year.

The Board of Directors has appointed three of its members to serve as a Nominating Committee in connection with the election of directors. For the present Annual Meeting, the Board of Directors appointed Ms. Johnson, Chairman, and Messrs. Clearman and Chinn to serve on the Nominating Committee. The Nominating Committee met once during the last fiscal year. The primary responsibilities of the Nominating Committee are to evaluate and make recommendations to the Board of Directors for the election of directors. The Nominating Committee operates pursuant to a written charter approved by the Board of Directors, which is available at Washington Federal’s website at www.washingtonfederal.com.

Report of the Audit Committee

The following “Report of the Audit Committee” shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 (“Securities Act”), or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent registered public accountants the matters required to be discussed by Statement of Auditing Standards No. 61, “Communication with Audit Committees” and Rule 2-07 “Communication with Audit Committees,” as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from the independent registered public accountants required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent registered public accountants their independence. Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

AUDIT COMMITTEE

John F. Clearman, Chairman

Thomas J. Kelley

Thomas F. Kenney

Selection of Nominees for the Board

The Nominating Committee considers candidates for director suggested by its members and other directors of Washington Federal, as well as management and stockholders. The Nominating Committee also may solicit prospective nominees. Nominees for election as director also may be obtained in connection with acquisitions by Washington Federal. A stockholder who desires to recommend a prospective nominee for the Board of Directors should notify Washington Federal’s Secretary or any member of the Nominating Committee in writing with whatever supporting material the stockholder considers appropriate. The Nominating Committee also considers whether to nominate any person nominated pursuant to the provision of Washington Federal’s Bylaws relating to stockholder nominations, which is described under “- Stockholder Nominations” below. The Nominating Committee has the authority to retain a third-party search firm to identify or evaluate, or assist in identifying and evaluating, potential nominees if it so desires, although it has not done so to date.

Director Qualifications

In making recommendations for nominees to the Board of Directors, the Nominating Committee reviews and considers the qualifications, strengths and abilities of the potential candidates for nomination, including new candidates that may be identified from time to time through the Company’s internal search and review procedures or as a result of stockholder recommendations. In deciding whether to recommend the re-nomination of incumbent directors whose term is expiring at an upcoming meeting or the nomination of new directors who previously served as officers of Washington Federal, the Nominating Committee considers their prior performance as directors and officers of the Company in addition to the candidates’ other qualifications. For new candidates, the review process may require additional evaluation and consideration.

The Nominating Committee works with the Board of Directors on an ongoing basis in identifying the particular qualities and abilities that Washington Federal seeks in its directors generally, and the mix of experience, expertise and attributes, that are sought or required for the Board as a whole. Desirable personal qualities include integrity, business acumen and industry knowledge. All candidates for nomination are evaluated against these target qualities and attributes, as well as the Board of Directors’ particular needs at the time.

Stockholder Nominations

Pursuant to Article IV, Section 4.15 of Washington Federal’s Bylaws, stockholders of Washington Federal may nominate persons for election to the Board of Directors by submitting such written nominations to the Secretary of Washington Federal at least ninety (90) days prior to the anniversary date of the mailing of proxy materials by Washington Federal in connection with the immediately preceding Annual Meeting of Stockholders of Washington Federal. Such stockholder’s notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of Washington Federal entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and (e) the consent of each nominee to serve as a director of Washington Federal, if elected. If a nomination is made in accordance with applicable requirements, then ballots will be provided for use by stockholders at the stockholder meeting bearing the name of such nominee or nominees. No nominations for election as a director at the Annual Meeting were submitted to Washington Federal in accordance with the foregoing requirements.

Communications with the Board of Directors

Stockholders who wish to communicate with the Board of Directors may do so by sending written communications to the following address: Board of Directors- Stockholder Communications, c/o Secretary, 425 Pike Street, Seattle, Washington 98101. The Corporate Secretary will forward such communications to the director or directors to whom they are addressed.

Code of Conduct and Ethics

Washington Federal maintains a Director and Employee Code of Ethics that covers all directors, officers and employees of Washington Federal and its subsidiaries. The Code of Ethics requires, among other things, that the directors, officers and employees exhibit and promote the highest standards of honest and ethical conduct; avoid conflicts of interest; comply with laws, rules and regulations; and otherwise act in the best interest of Washington Federal. In addition, Washington Federal maintains a separate Code of Ethics for Senior Financial Officers that imposes specific standards of conduct on persons with financial reporting responsibilities at Washington Federal. Each senior financial officer of Washington Federal is required to annually certify in writing his or her compliance during the prior year with the Code of Ethics for Senior Financial Officers. A copy of the Director and Employee Code of Ethics and Code of Ethics for Senior Financial Officers can be viewed on Washington Federal’s website at www.washingtonfederal.com.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth a summary of certain information concerning the compensation awarded or paid by or on behalf of Washington Federal for services rendered in all capacities during the last three fiscal years to the Chief Executive Officer and the top four other executives of Washington Federal whose total compensation during the last fiscal year exceeded $100,000 (the “Named Executives”).

Name and Principal Position During Fiscal 2006	Fiscal Year	Annual Compensation			Long-Term Compensation				All Other Compensation(5)
					Awards			Payouts
		Salary(1)	Bonus(2)	Other Annual Compensation(3)	Restricted Stock Awards(4)		Options(#)	LTIP Payouts
Roy M. Whitehead Chairman, President and Chief Executive Officer	2006 2005 2004	$399,000 360,600 323,325	$16,275 24,815 0	0 0 0	0 0 7,000	(6)	20,000 0 40,000	0 0 0	$54,748 51,135 63,090

Brent J. Beardall Senior Vice President and Chief Financial Officer	2006 2005 2004	$142,520 133,500 114,750	$6,271 8,684 0	0 0 0	3,500 5,000 3,500	(7) (7) (7)	10,000 0 15,000	0 0 0	$20,718 16,303 13,186
Linda S. Brower Executive Vice President	2006 2005 2004	$149,502 136,500 127,800	$6,295 9,014 0	0 0 0	3,500 5,000 3,500	(8) (8) (8)	10,000 0 15,000	0 0 0	$20,454 19,019 14,737

Edwin C. Hedlund Executive Vice President and Secretary	2006 2005 2004	$217,350 206,700 199,350	$8,903 14,058 0	0 0 0	0 0 3,500	(9)	10,000 0 20,000	0 0 0	$28,424 27,974 36,639

Jack B. Jacobson Executive Vice President and Chief Lending Officer	2006 2005 2004	$201,900 188,250 174,000	$9,028 13,668 0	0 0 0	0 0 3,500	(10)	10,000 0 20,000	0 0 0	$28,886 27,291 32,060

(1)	Includes amounts deferred by the Named Executives pursuant to the Retirement Plan, which permits deferrals pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended, during fiscal 2006, 2005 and 2004.
(2)	Represents the Named Executives’ portion of the cash profit sharing bonus paid to all officers and employees in fiscal years 2006, 2005 and 2004 upon reaching certain financial goals for the Company.
(3)	Washington Federal provides automobiles or pays an allowance to the Named Executives and certain other employees. Washington Federal also pays club dues and other miscellaneous benefits for certain officers. The individual and aggregate amount of personal benefits provided, which are not reflected in the above table, did not exceed the lesser of $50,000 or 10% of the cash compensation reported above for each of the Named Executives.
(4)	Dividends on restricted Common Stock are paid to the holder of the restricted Common Stock without further restrictions.
(5)	Consists of amounts allocated or paid by Washington Federal to the Named Executives pursuant to the Retirement Plan.

(6)	Consists of shares of restricted Common Stock granted to Mr. Whitehead on December 13, 2003 with a fair value as of the date of grant of $193,480. The September 30, 2006 aggregate value of the 13,286 shares that remain restricted was $298,131. The December 13, 2003 grant vests annually over seven years, beginning one year after the grant.
(7)	Consists of shares of restricted Common Stock granted to Mr. Beardall on December 13, 2003, 2004 and 2005 with a fair value as of the date of grant of $96,740, $133,500 and $82,985, respectively. The September 30, 2006 aggregate value of the 9,886 shares that remain restricted was $221,835. The December 13, 2003 grant vests annually over five years, beginning one year after the grant. The December 13, 2004 and 2005 grants vest annually over seven years, beginning one year after the grant.
(8)	Consists of shares of restricted Common Stock granted to Ms. Brower on December 13, 2003, 2004 and 2005 with a fair value as of the date of grant of $96,740, $133,500 and $82,985, respectively. The September 30, 2006 aggregate value of the 9,886 shares that remain restricted was $221,835. The December 13, 2003 grant vests annually over five years, beginning one year after the grant. The December 13, 2004 and 2005 grants vest annually over seven years, beginning one year after the grant.
(9)	Consists of shares of restricted Common Stock granted to Mr. Hedlund on December 13, 2003 with a fair value as of the date of grant of $96,740. The September 30, 2006 aggregate value of the 6,643 shares that remain restricted was $149,066. The December 13, 2003 grant vests annually over seven years, beginning one year after the grant.
(10)	Consists of shares of restricted Common Stock granted to Mr. Jacobson on December 13, 2003 with a fair value as of the date of grant of $96,740. The September 30, 2006 aggregate value of the 6,643 shares that remain restricted was $149,066. The December 13, 2003 grant vests annually over seven years, beginning one year after the grant.

Options Granted in Fiscal 2006

The following table sets forth certain information with respect to stock options granted to the Named Executives during the year ended September 30, 2006.

	Individual Grants
Name	Options Granted(1)	% of Total Options Granted To Employees in Fiscal Year	Exercise or Base Price (per share)(2)	Expiration Date	Potential Realizable Value at Assumed Rates of Stock Price Appreciation for Option Term(3)
					5%	10%
Roy M. Whitehead	20,000	5.70%	$22.91	2/13/16	$288,000	$730,000
Brent J. Beardall	10,000	2.85%	$22.91	2/13/16	144,000	365,000
Linda S. Brower	10,000	2.85%	$22.91	2/13/16	144,000	365,000
Edwin C. Hedlund	10,000	2.85%	$22.91	2/13/16	144,000	365,000
Jack B. Jacobson	10,000	2.85%	$22.91	2/13/16	144,000	365,000

(1)	Options vest 14% annually beginning December 12, 2006
(2)	The exercise price was based on the market price of a share of Common Stock on the date of grant.
(3)	Assumes future stock prices of $37.32 and $59.42 at compounded rates of return of five percent and ten percent, respectively. The valuations listed above are based on hypothetical rates of appreciation in the price of the Common Stock (five percent and ten percent, compounded annually) and are included here in response to specific requirements of the SEC. Washington Federal makes no representation that its Common Stock will perform similarly or show similar appreciation.

Aggregate Options Exercised in Fiscal 2006 and Fiscal Year End Option Values

The following table sets forth certain information with respect to the exercise of stock options during fiscal 2006 and outstanding stock options held by the Named Executives as of September 30, 2006.

Name	Shares Acquired on Exercise	Value Realized	Number of Unexercised Options at Year End(1)		Value of Unexercised In-the-Money Options at September 30, 2006(1)(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Roy M. Whitehead	12,648	$140,155	108,727	46,183	$758,075	$34,860
Brent J. Beardall	0	0	24,848	16,479	55,725	50,921
Linda S. Brower	0	0	16,431	19,462	44,758	13,072
Edwin C. Hedlund	0	0	62,961	26,313	466,596	45,467
Jack B. Jacobson	4,700	42,156	41,859	24,702	241,780	34,696

(1)	Includes stock options that are exercisable prior to December 31, 2006.
(2)	The indicated value is based on the $22.44 per share market value of the Common Stock at September 30, 2006, minus the exercise price.

Report of the Personnel and Stock Compensation Committee

The following “Report of the Personnel and Stock Compensation Committee” shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

The Personnel and Stock Compensation Committee reviews and establishes management compensation and compensation policies and procedures. Following review and approval by the Committee, all issues pertaining to executive compensation are submitted to the full Board of Directors for its approval. The Committee also has responsibility for the grant of awards under Washington Federal’s long-term incentive and stock option plans.

Executive officer compensation adjustments were based on Washington Federal’s overall performance in the past year and an analysis of compensation levels necessary to attract and maintain quality personnel. In this way, Washington Federal is able to compete for and retain talented executives who are critical to Washington Federal’s long-term success and aligns the interest of those with the long-term interests of Washington Federal’s stockholders.

Executive compensation consists of three components: cash compensation, including base salary and bonus; long-term incentive compensation in the form of stock options and grants; and employee benefits. The components are intended to provide incentives to achieve short- and long-range objectives of Washington Federal and to reward exceptional performance. Performance is evaluated not only with respect to Washington Federal’s earnings but also with respect to comparable industry performance, the accomplishment of Washington Federal’s business objectives and the individual’s contribution to Washington Federal’s core earnings and stockholder value. The competitiveness of Washington Federal’s compensation structure is determined by the Committee. To motivate job performance and to encourage growth in stockholder value, stock options are granted under Washington Federal’s stock option plans to executives in order to encourage substantial contributions toward the overall success of Washington Federal. The Committee believes this focuses attention on managing Washington Federal from the perspective of an owner with an equity stake in the business. With respect to executive benefits, executive officers receive routine employee fringe benefits.

In determining the overall compensation package for the Chief Executive Officer, the Committee considered each of the factors enumerated in the preceding paragraphs regarding compensation for executive officers of Washington Federal, as well as the financial performance achieved by Washington Federal during the past fiscal year. In addition to a high level of earnings, Washington Federal continued at or near the top of the financial industry for such key financial performance measures as return on average assets, capital and efficiency ratios. Additionally, the Committee reviewed various compensation packages provided to executive officers of publicly-traded financial institutions. The results of such review showed the Chief Executive Officer’s overall compensation package to be below the median for chief executive officers of publicly-traded financial institutions of comparable size and performance.

THE PERSONNEL AND STOCK

COMPENSATION COMMITTEE

W. Alden Harris, Chairman (1)

Derek L. Chinn

H. Dennis Halvorson

Anna C. Johnson

(1)	Mr. Harris is not standing for re-election to the Board of Directors at the January 25, 2007 Annual Stockholders Meeting. Anticipating his retirement, the Board of Directors appointed Mr. Halvorson to succeed Mr. Harris as Chairman of the Personnel and Stock Compensation Committee and also appointed Ms. Smith to serve on the committee at its October 23, 2006 meeting.

Performance Graphs

The following graphs compare the cumulative total return to Washington Federal stockholders (stock price appreciation plus reinvested dividends) to the cumulative total return of the Nasdaq Stock Market Index (U.S. Companies) and the Nasdaq Financial Stocks Index for the five year period ended September 30, 2006 and since Washington Federal first became a publicly traded company on November 9, 1982, respectively. The graphs assume that $100 was invested on September 30, 2001 and November 9, 1982, respectively, in Washington Federal Common Stock, the Nasdaq Stock Market Index and the Nasdaq Financial Stocks Index, and that all dividends were reinvested. Management of Washington Federal cautions that the stock price performance shown in the graphs below should not be considered indicative of potential future stock price performance.

Indebtedness of Directors and Executive Officers

Washington Federal Savings will from time to time make mortgage loans to directors, executive officers and employees on the security of their residences at prevailing contractual interest rates. Management believes that these loans do not involve more than the normal risks of collectibility or present other unfavorable features. These loans are made on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons. As of September 30, 2006 there was one such loan made to a director with an outstanding balance of $95,759. This loan has performed as contractually agreed. Washington Federal Savings also makes loans secured by savings accounts to its non-executive officers and employees. These loans are made on the same terms as those prevailing for comparable loans to non-affiliated persons.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

At the Annual Meeting, stockholders of Washington Federal will be asked to ratify the appointment of Deloitte & Touche LLP (“Deloitte”), as Washington Federal’s independent registered public accountants for the year ending September 30, 2007 This appointment was recommended and approved by the Audit Committee of Washington Federal and approved by the Board of Directors of Washington Federal. If the stockholders of Washington Federal do not ratify the appointment of Deloitte then the Board of Directors of Washington Federal may reconsider the appointment.

Deloitte has advised Washington Federal that neither the firm nor any of its members has any direct or indirect financial interest in, or during the last three years, has had any other connection with Washington Federal other than the usual relationship, which exists between independent registered public accountants and clients.

Aggregate billings for the professional services rendered to the Company by Deloitte for the 2006 and 2005 fiscal years were as follows:

	2006	2005
Audit Fees	$377,580	$436,088
Audit Related Fees	0	16,940
Tax Fees	0	0
Other Fees	0	0

Total Fees	$377,580	$453,028

Audit Fees consisted of fees related to the audit of the Company’s annual financial statements for the fiscal years ended September 30, 2006 and 2005, reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for those years, and consents related to various filings with the SEC.

Audit Related Fees for fiscal year 2005 included fees for audits of the Washington Federal Savings Profit Sharing Retirement Plan and Employee Stock Ownership Plan and other audit related services.

All services provided by Deloitte, and the related fees are required to be pre-approved by the Audit Committee.

A representative of Deloitte will be present at the Annual Meeting and available to respond to appropriate questions and will be given an opportunity to make a statement if the representative chooses to do so.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE BY STOCKHOLDERS FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS WASHINGTON FEDERAL’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2007.

OTHER MATTERS

Management is not aware of any business to come before the Annual Meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

The cost of the solicitation of proxies will be borne by Washington Federal. Washington Federal will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and employees of Washington Federal may solicit proxies personally or by telephone without additional compensation.

STOCKHOLDER PROPOSALS

Any proposal that a stockholder wishes to have included in the proxy solicitation materials to be used in connection with the next Annual Meeting of Stockholders of Washington Federal must be received at the main office of Washington Federal no later than August 17, 2007. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for the next Annual Meeting of Stockholders. It is urged that any such proposals be sent by certified mail, return receipt requested.

No stockholder proposals were submitted in connection with this Annual Meeting. Stockholder proposals that are not submitted for inclusion in Washington Federal’s proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Section 2.15 of Washington Federal’s Bylaws, which provides that business at an Annual Meeting of Stockholders must be: (a) properly brought before the meeting by or at the direction of the Board of Directors; or (b) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an Annual Meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of Washington Federal. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of Washington Federal not later than 90 days prior to the anniversary date of the mailing of proxy materials by Washington Federal in connection with the immediately preceding Annual Meeting of Stockholders of Washington Federal, or not later than September 16, 2007 in connection with the Annual Meeting of Stockholders for the fiscal year 2007 of Washington Federal. Such stockholder’s notice is required to set forth certain information specified in Washington Federal’s Bylaws.

ANNUAL REPORTS

Stockholders of Washington Federal as of the Record Date for the Annual Meeting are being forwarded a copy of Washington Federal’s Annual Report to Stockholders for the year ended September 30, 2006 (the “Annual Report”). Included in the Annual Report are the consolidated statements of financial condition of Washington Federal as of September 30, 2006 and 2005 and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years in the three-year period ended September 30, 2006, prepared in accordance with generally accepted accounting principles, and the related report of Washington Federal’s independent auditors. The Annual Report is not a part of this Proxy Statement.

Upon receipt of a written request, Washington Federal will furnish to any stockholder without charge a copy of its Annual Report on Form 10-K filed with the SEC under the Exchange Act for the year ended September 30, 2006. Upon written request and a payment of a copying charge of $.10 per page, Washington Federal will furnish to any such stockholder a copy of the exhibits to the Annual Report on Form 10-K. Such written requests should be directed to Brent J. Beardall, Senior Vice President and Chief Financial Officer, Washington Federal, Inc., 425 Pike Street, Seattle, Washington 98101. The Annual Report on Form 10-K is not a part of this Proxy Statement. The Annual Report on Form 10-K, together with this Proxy Statement and all SEC filings are available through Washington Federal’s website: www.washingtonfederal.com.

Appendix A

AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee will be appointed annually by the Board to assist the Board in monitoring: (1) the integrity of the company’s financial statements; (2) the qualifications, independence and performance of the independent auditors; (3) the performance of the company’s internal audit function; and (4) compliance by the company with legal and regulatory financial reporting requirements.

Membership

The Audit Committee will consist of at least three members, each of whom meets current Securities Exchange Commission (SEC) and FDIC Improvement Act (FDICIA) independence requirements. All members will have the ability to understand company financial reports and at least one member will meet current requirements as the board-designated “Audit Committee Financial Expert.”

Meetings

The Audit Committee will hold meetings quarterly. Prior to the release of financial results and press release to the public each quarter, the Audit Committee will discuss the company’s financial reporting with management and the independent auditor. The company’s Internal Auditor will report internal audit activities to the Audit Committee or the Board of Directors quarterly. At each of the ten board meetings per year, the Board will review with management the company’s financial statements and various other financial reports.

Responsibilities/Authority

The Audit Committee will:

•	Review with management and the independent auditor all financial reports filed with the SEC, critical accounting policies and practices, accounting estimates and significant audit adjustments or findings. Review with management alternative GAAP treatments of critical accounting policies along with the ramifications of such alternatives and the treatment preferred by the independent auditor. Review all material written communications between management and the independent auditor, such as the management letter and the schedule of unadjusted differences.

A-1

•	Have sole authority to appoint, replace and compensate the independent auditor and to resolve disagreements between management and the independent auditor regarding financial reporting.

•	Pre-approve all services performed by the independent auditor, subject to a de minimus exception amount delegated to management.

•	Hire independent legal, accounting or other specialists as deemed appropriate in their sole discretion as necessary to fulfill their responsibilities with funding to be provided by the company as needed.

•	Review all financial reporting certifications required of management.

•	Oversee the scope and timing of the internal audit function.

•	Review and approve procedures for the confidential, anonymous reporting by employees of questionable accounting or auditing practices.

•	Review and approve all related party transactions in which the amount exceeds $60,000 and any of the following persons had or will have a direct or indirect material interest: any director (or nominee) or executive officer; any shareholder known to own more than five percent of voting securities; or any member of their immediate family.

•	Review and assess the adequacy of this charter on an annual basis.

A-2

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REVOCABLE PROXY

WASHINGTON FEDERAL, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints the Board of Directors as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent the undersigned and to vote as designated on the reverse side, all the shares of Common Stock of Washington Federal, Inc. (“Washington Federal”) held of record by the undersigned on November 24, 2006, at the Annual Meeting of Stockholders to be held at Seattle’s Westin Hotel, 1900 Fifth Avenue, Seattle, Washington, on Thursday, January 25, 2007, at 2 p.m. Pacific time, or at any adjournment thereof (the “Annual Meeting”).

This proxy may be revoked at any time before it is exercised.

(Continued and to be signed on the reverse side)

■	14475	■

ANNUAL MEETING OF STOCKHOLDERS OF

January 25, 2007

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ê    Please detach along perforated line and mail in the envelope provided.    ê

■

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

						FOR	AGAINST	ABSTAIN
1. Election of Directors:				2.	Proposal to ratify the appointment of Deloitte & Touche LLP as independent registered public accountants of Washington Federal for fiscal year 2007.	☐	☐	☐
☐	FOR ALL NOMINEES	NOMINEES: O Derek L. Chinn O Thomas J. Kelley O Barbara L. Smith	for a three-year term for a three-year term for a three-year term

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, then this proxy will be voted for the nominees named under Proposal 1 and for Proposal 2. In the discretion of the Proxies, shares may be voted cumulatively so as to elect the maximum number of nominees for director.

The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Stockholders of Washington Federal called for the 25th day of January 2007 and a Proxy Statement for such Annual Meeting prior to the signing of this proxy.

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●				In view of the importance of the action to be taken and to save the cost of further proxy solicitation, we urge you to mark, sign, date and return the proxy card promptly using the enclosed envelope.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date

■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■